IMMEDIATE RELEASE
March 10, 2014

UNITED NATURAL FOODS, INC. ANNOUNCES
SECOND QUARTER FISCAL 2014 RESULTS

Q2 FISCAL 2014 NET INCOME INCREASED 23.6% YEAR OVER YEAR TO $28.0 MILLION

Providence, Rhode Island- March 10, 2014 -- United Natural Foods, Inc. (Nasdaq: UNFI) (the "Company") today reported financial results for the second quarter of fiscal 2014 ended February 1, 2014.

Second Quarter Fiscal 2014 Highlights

•	Net sales increased 13.9%, or $200.3 million, to $1.65 billion for the second quarter of fiscal 2014 compared to $1.45 billion for the same period last fiscal year

•	Diluted EPS was $0.56 for the second quarter of fiscal 2014, an increase of 21.7% from $0.46 for the same period last fiscal year

•	Operating margin was 3.0% of net sales for the second quarter of fiscal 2014, an increase of 27 basis points from the same period last fiscal year

•	Independent channel net sales growth accelerated to 11.6%

“Our independent channel grew over 11% during the quarter driven by continued innovation in products and services supported by UNFI's extensive product offering,” commented Steven Spinner, President and Chief Executive Officer. “Continued demand for our products further demonstrates that the trend towards natural and organic consumption continues to gain momentum.”

Net sales for the second quarter of fiscal 2014 increased 13.9% to $1.65 billion from $1.45 billion in the second quarter of fiscal 2013. Gross margin was 16.3% for the second quarter of fiscal 2014 compared to 16.7% for the second quarter of fiscal 2013. Gross margin for the second quarter of fiscal 2014 was negatively impacted by severe weather, the foreign exchange impact from the declining value of the Canadian dollar on the Company's Canadian business and the ongoing shift in the Company’s sales mix.

Total operating expenses were 13.3% as a percentage of net sales for the second quarter of fiscal 2014, a decrease of 70 basis points compared with the same period last fiscal year. This improvement in expenses was driven by the continued shift in the sales mix to supernatural, supermarket and multi-unit independent customers, positive trends in the Company’s self-insurance accruals compared to the prior year and lapping of the prior year labor action costs. Total operating expenses for the second quarter of fiscal 2013 included $3.6 million of expenses related to the labor action at the Company's Auburn, Washington facility. Excluding the Auburn, Washington labor action costs in the second quarter of fiscal 2013, operating expenses were 13.8% of net sales.

Operating income increased 25.3%, or $9.9 million, to $48.8 million for the second quarter of fiscal 2014 compared to $39.0 million for the second quarter of fiscal 2013. Operating income as a percentage of net sales for the second quarter of fiscal 2014 increased 27 basis points to 3.0% compared to the same period last fiscal year. Net income for the second quarter of fiscal 2014 increased $5.3 million, or 23.6%, to $28.0 million, or $0.56 per diluted share, from $22.6 million, or $0.46 per diluted share, for the second quarter of fiscal 2013. The second quarter of fiscal 2013 included the negative impact of approximately $0.04 per diluted share related to the Auburn, Washington labor action.

The following table details the amounts and effect of the labor action costs related to our Auburn, Washington facility described above and the reconciliation of total operating expenses including the labor action costs (GAAP basis), to total operating expenses excluding the labor action costs (non-GAAP basis) for the three months ended January 26, 2013:

	Three months ended
	January 26, 2013
(in millions)	Pretax	% of Sales

Total operating expenses	$202.7	14.0%
Labor action costs	3.6	0.2%
Total operating expenses, excluding labor action costs	$199.1	13.8%

First Half Fiscal 2014 Summary

Net sales for the first half of fiscal 2014 totaled $3.25 billion, a 13.7% increase over the comparable prior fiscal year period. Gross margin was 12 basis points lower than the comparable prior fiscal year period, at 16.6% of net sales for the six months ended February 1, 2014. Gross margin in the first half of fiscal 2014 was negatively impacted by severe weather and foreign exchange for the Company's Canadian business and the continued shift in sales growth towards supernatural, national supermarket and multi-unit independent customers. These challenges were partially offset by improved execution by the Company’s supply chain group, specifically with respect to inbound logistics and procurement.

At 13.6% of net sales, total operating expenses for the six months ended February 1, 2014 were 46 basis points lower than the comparable prior fiscal year period. Total operating expenses increased $40.4 million, or 10.0%, to $442.5 million from $402.1 million for the six months ended January 26, 2013. Total operating expenses in the first half of fiscal 2013 included approximately $4.6 million of expenses related to the labor action at the Company's Auburn, Washington facility. Excluding these incremental expenses, operating expenses were $397.5 million or 13.9% of net sales.

The following table details the amounts and effect of the labor action costs related to our Auburn, Washington facility described above and the reconciliation of total operating expenses including the labor action costs (GAAP basis), to total operating expenses excluding the labor action costs (non-GAAP basis) for the six months ended January 26, 2013:

	Six months ended
	January 26, 2013
(in millions)	Pretax	% of Sales

Total operating expenses	$402.1	14.1%
Labor action costs	4.6	0.2%
Total operating expenses, excluding labor action costs	$397.5	13.9%

Net income for the first half of fiscal 2014 increased $11.6 million, or 26.2%, to $55.7 million, or $1.12 per diluted share, from $44.2 million, or $0.89 per diluted share for the first half of fiscal 2013.

“Later this quarter we will finish construction of our Sturtevant, Wisconsin facility which will serve as our exciting new hub serving the greater Chicago market,” concluded Mr. Spinner.

Updated Fiscal 2014 Guidance

Based on UNFI's performance to date and the current outlook for the remainder of fiscal 2014, UNFI is narrowing and updating its previous guidance for fiscal 2014, which was affirmed on December 3, 2013. For fiscal 2014, ending August 2, 2014, which is a 52-week fiscal year compared with the 53-week fiscal 2013, the Company expects net sales in the range of approximately $6.70 to $6.78 billion, an increase of approximately 10.5% to 11.8% over fiscal 2013. Adjusting for $118.7 million of net sales for the 53rd week in fiscal 2013, net sales growth for fiscal 2014 is expected to be in the range of approximately 12.7% to 14.0%. The Company estimates GAAP earnings per diluted share for fiscal 2014 in the range of approximately $2.45 to $2.51 per share, an increase of approximately 12.4% to 15.1% over fiscal 2013 GAAP earnings per diluted share of $2.18.

Conference Call & Webcast
The Company's second quarter 2014 conference call and audio webcast will be held today, Monday, March 10, 2014 at 4:30 p.m. EDT. The audio webcast of the conference call will be available to the public, on a listen-only basis, via the Internet at the Investors section of the Company's website at www.unfi.com. The online archive of the webcast will be available on the Company's website for 30 days.

About United Natural Foods
United Natural Foods, Inc. (http://www.unfi.com) carries and distributes more than 65,000 products to more than 31,000 customer locations throughout the United States and Canada. The Company serves a wide variety of retail formats including conventional supermarket chains, natural product superstores, independent retail operators and the food service channel. United Natural Foods, Inc. was ranked by Fortune in 2006 - 2010 as one of its "Most Admired Companies" and in 2012 as one of its "Most Admired American Companies", winner of the Supermarket News 2008 Sustainability Excellence Award, recognized by the Nutrition Business Journal for its 2009 Environment and Sustainability Award and chosen by Food Logistics Magazine as one of its 2012 Top 20 Green Providers.

For more information on United Natural Foods, Inc., visit the Company’s website at www.unfi.com.

AT THE COMPANY:	ICR
Mark Shamber	Katie Turner
Chief Financial Officer	General Information
(401) 528-8634	(646) 277-1228

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties and are based on current expectations and management estimates; actual results may differ materially. The risks and uncertainties which could impact these statements are described in the Company's filings under the Securities Exchange Act of 1934, as amended, including its annual report on Form 10-K filed with the Securities and Exchange Commission ("SEC") on October 1, 2013, its quarterly report on Form 10-Q filed with the SEC on December 11, 2013, and other filings the Company makes with the SEC, and include, but are not limited to, the Company's dependence on principal customers; the Company's sensitivity to general economic conditions, including the current economic environment, changes in disposable income levels and consumer spending trends; the Company's ability to reduce its expenses in amounts sufficient to offset its increased focus on sales to conventional supermarkets and the resulting lower gross margins on the sales; the Company's reliance on the continued growth in sales of natural and organic foods and non-food products in comparison to conventional products; the Company's ability to timely and successfully deploy its warehouse management system throughout its distribution centers; increased fuel costs; the Company's sensitivity to inflationary and deflationary pressures; the relatively low margins and economic sensitivity of the Company's business; the potential for disruptions in the Company's supply chain by circumstances beyond its control; the risk of interruption of supplies due to lack of long-term contracts, severe weather, work stoppages or otherwise; the ability to identify and successfully complete acquisitions of other natural, organic and specialty food and non-food products distributors; and management's allocation of capital and the timing of capital expenditures. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company is not undertaking to update any information in the foregoing reports until the effective date of its future reports required by applicable laws. Any projections of future results of operations are based on a number of assumptions, many of which are outside the Company's control and should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.

Non-GAAP Financial Measures:  To supplement its financial statements presented on a generally accepted accounting principles (“GAAP”) basis, the Company has included in this press release non-GAAP financial measures, including operating expenses excluding expenses related to the labor action at the Company’s Auburn, Washington facility and estimated net sales growth adjusting for the 53rd week in fiscal 2013.  The reconciliations of these non-GAAP financial measures to the comparable GAAP financial measures are presented within the tables or text of this press release.  The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. The Company believes that presenting its operating expenses for the applicable periods excluding these expenses facilitates making period-to-period comparisons and is a meaningful indication of its operating performance. The Company’s management utilizes this non-GAAP financial information to compare the Company’s operating performance during the 2013 fiscal year versus the comparable periods in the 2014 fiscal year and to internally prepared projections.

UNITED NATURAL FOODS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(In thousands, except per share data amounts)

	Three months ended		Six months ended
	February 1, 2014	January 26, 2013	February 1, 2014	January 26, 2013
Net sales	$1,646,041	$1,445,703	$3,248,052	$2,855,740
Cost of sales	1,377,874	1,204,030	2,708,709	2,378,114
Gross profit	268,167	241,673	539,343	477,626
Operating expenses	219,322	202,693	442,472	400,451
Restructuring and asset impairment expenses	—	—	—	1,629
Total operating expenses	219,322	202,693	442,472	402,080
Operating income	48,845	38,980	96,871	75,546
Other expense (income):
Interest expense	1,782	1,373	3,636	2,351
Interest income	(125)	(168)	(245)	(341)
Other, net	602	201	621	4,982
Total other expense, net	2,259	1,406	4,012	6,992
Income before income taxes	46,586	37,574	92,859	68,554
Provision for income taxes	18,635	14,954	37,144	24,398
Net income	$27,951	$22,620	$55,715	$44,156
Basic per share data:
Net income	$0.56	$0.46	$1.13	$0.90
Weighted average basic shares of common stock outstanding	49,615	49,289	49,490	49,174
Diluted per share data:
Net income	$0.56	$0.46	$1.12	$0.89
Weighted average diluted shares of common stock outstanding	49,873	49,528	49,766	49,475

UNITED NATURAL FOODS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(In thousands, except per share amounts)

	February 1, 2014	August 3, 2013
ASSETS
Current assets:
Cash and cash equivalents	$14,575	$11,111
Accounts receivable, net	406,943	339,590
Inventories	764,694	702,161
Prepaid expenses and other current assets	56,851	38,534
Deferred income taxes	23,822	23,822
Total current assets	1,266,885	1,115,218
Property & equipment, net	394,147	338,594
Goodwill & intangible assets, net	265,588	251,414
Other assets	24,361	24,682
Total assets	$1,950,981	$1,729,908

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$334,867	$283,851
Accrued expenses and other current liabilities	113,058	113,397
Current portion of long-term debt	1,202	1,019
Total current liabilities	449,127	398,267
Notes payable	240,180	130,594
Long-term debt, excluding current portion	33,128	33,091
Deferred income taxes	41,474	41,474
Other long-term liabilities	27,878	27,336
Total liabilities	791,787	630,762
Commitments and contingencies	—	—

Stockholders’ equity:
Preferred stock, $0.01 par value, authorized 5,000 shares; none issued or outstanding	—	—
Common stock, $0.01 par value, authorized 100,000 shares; 49,623 issued and outstanding shares at February 1, 2014; 49,330 issued and outstanding shares at August 3, 2013	496	493
Additional paid-in capital	390,056	380,109
Unallocated shares of Employee Stock Ownership Plan	(39)	(39)
Accumulated other comprehensive loss	(6,709)	(1,092)
Retained earnings	775,390	719,675
Total stockholders’ equity	1,159,194	1,099,146
Total liabilities and stockholders’ equity	$1,950,981	$1,729,908

UNITED NATURAL FOODS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(In thousands)

	Six months ended
	February 1, 2014	January 26, 2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$55,715	$44,156
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	22,998	20,944
Share-based compensation	9,507	7,889
Loss (gain) on disposals of property and equipment	46	(20)
Excess tax benefits from share-based payment arrangements	(2,321)	(30)
Impairment of intangible asset	—	1,629
Provision for doubtful accounts	1,601	1,497
Non-cash interest expense	1,050	—
Changes in assets and liabilities, net of acquired businesses:
Accounts receivable	(66,988)	(51,057)
Inventories	(60,139)	(94,621)
Prepaid expenses and other assets	(15,953)	(11,762)
Accounts payable	19,022	32,140
Accrued expenses and other liabilities	(363)	651
Net cash used in operating activities	(35,825)	(48,584)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(76,320)	(20,026)
Purchases of acquired businesses, net of cash acquired	(23,005)	(9,266)
Proceeds from disposals of property and equipment	102	2,342
Net cash used in investing activities	(99,223)	(26,950)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt	(396)	(400)
Proceeds from borrowings under revolving credit line	347,474	361,906
Repayments of borrowings under revolving credit line	(237,284)	(302,808)
Increase in bank overdraft	28,378	10,504
Proceeds from exercise of stock options	1,692	1,455
Payment of employee restricted stock tax withholdings	(3,570)	(3,335)
Excess tax benefits from share-based payment arrangements	2,321	30
Capitalized debt issuance costs	—	(12)
Net cash provided by financing activities	138,615	67,340
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(103)	157
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	3,464	(8,037)
Cash and cash equivalents at beginning of period	11,111	16,122
Cash and cash equivalents at end of period	$14,575	$8,085

Supplemental disclosures of cash flow information:
Cash paid for interest	$2,925	$2,195
Cash paid for federal and state income taxes, net of refunds	$42,072	$32,315